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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-100588 and 333-100588-01), and on Forms S-8 (Nos.
033-56384-99, 033-56386-99, 033-65790-99, 033-64349-99, 333-13531-99,
333-36598-99, 333-48320-99, 333-48322-99, 333-53633-99, 333-81678-99,
333-81676-99 and 333-112378) of Weatherford International Ltd. of our report dated January 28, 2004, with respect to the consolidated financial statements and schedule of Weatherford International Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                           /s/ Ernst & Young LLP

Houston, Texas
March 5, 2004